AIHC and subsidiaries                                 EXHIBIT 12

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           Computation of Ratio of Earnings to Fixed Charges
             and Preferred Stock Dividend Requirements
              For the six months ended June 30, 1994

                      (in millions, except ratio)

                                                           1994
                                                           ----
Earnings:
   Income before taxes on income and equity loss          $176.8
   Fixed charges                                            15.2
   Proportionate share of income of 50%-owned persons       (9.7)
   Amortization of capitalized interest                      2.4
                                                           -----
    Total earnings                                        $184.7
                                                          ======
   Fixed Charges:
     Interest expense:
       Consolidated                                       $  8.9
       Proporationate share of 50%-owned persons             3.5
                                                            12.4
                                                            ----
     Amount representative of the interest factor in
       rents:
      Consolidated                                           2.8
      Proportionate share of 50%-owned persons                 -
                                                            ----
                                                             2.8
                                                            ----
     Fixed charges added to earnings                        15.2
                                                            ----
     Preferred stock dividend requirements                   7.6
                                                            ----
      Total fixed charges                                  $22.8
                                                            ====

   Ratio                                                    8.10
                                                            ====

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